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PRESS RELEASE
For Immediate Release

Bluerock Enhanced Multifamily Trust
Announces Lower Rate Refinance of Creekside Village Apartments

New York, NY (October 19, 2010) – Bluerock Enhanced Multifamily Trust, Inc. (the “BEMT”) announced today that, through an affiliate, the Company has completed a refinancing of The Reserve at Creekside Village Apartments which was acquired in March of this year. The new loan is at a low 4.6% fixed interest rate with financing provided by the U.S. Department of Housing and Urban Development (HUD) 221(d) loan program.  The term of the loan is 40 years fully amortizing.  The new rate and terms, which are an improvement from the existing 6.0% fixed interest rate,  are expected to significantly lower the property’s annual debt service costs and increase the property’s cash flow.

James Babb, Chief Investment Officer and Managing Director of the Bluerock Enhanced Multifamily Trust stated, “We’re being very proactive as an asset manager by taking advantage of today’s historically low interest rates and attractive lending terms for multifamily.  As a result of this property’s high occupancy rates and current performance, we were given several possible refinance options to choose from.  Lowering the interest rate enhances cash flow and offers long-term value creation for which our portfolio and shareholders immediately benefit.”

About the Bluerock Enhanced Multifamily Trust

Bluerock Enhanced Multifamily Trust, Inc. is a real estate investment trust (REIT) that was formed to acquire a diversified portfolio of real estate and real estate-related investments, with a primary focus on well-located, institutional quality apartment properties with strong and stable cash flows.

BEMT’s strategy is to acquire properties in conjunction with its network of leading apartment owner/operators across the nation, each of whom contributes meaningful investment capital alongside our investors.  BEMT believes this approach creates a potential for enhanced acquisition opportunities and improved operating results, by leveraging our operating partners’ significant intellectual capital and investment infrastructure, along with strong alignment of interest with our investors.  BEMT also believes our advisor’s “Enhanced Multifamily’’ strategy will help to increase rents, tenant retention and property values, and generate attractive returns for our investors.

About Bluerock Real Estate

Bluerock is a national real estate investment firm headquartered in Manhattan.

Bluerock focuses on acquiring, managing, developing and syndicating multifamily and commercial real estate properties throughout the United States. Bluerock and its principals collectively have sponsored and structured real estate transactions totaling approximately 25 million square feet and with approximately $3 billion in value. Bluerock principals have an average of approximately 20 years experience in the finance and real estate including acquisitions, asset management, dispositions, development/redevelopment, leasing, property management, portfolio management and in building operating and real estate companies.

Forward-looking statements

This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the Property’s occupancy rate, operating performance and lowering of debt service. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the financial performance of the Property, the successful occupancy of the Property, uncertainties relating to changes in general economic and real estate conditions; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the BEMT’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.